Exhibit 10.1
THE MACAU SAR GAMING CONCESSION AMENDMENT AGREEMENT, ENTERED INTO BY THE MACAU SAR AND WYNN RESORTS (MACAU) S.A. FOR THE OPERATION OF GAMES OF CHANCE OR OTHER GAMES

By the Chief Executive dispatch no. 103/2022, it was authorized the term extension of the Macau SAR Gaming Concession Agreement, entered into between the Macau SAR and Wynn Resorts (Macau) S.A. until December 31, 2022.
Hence, pursuant to article 13, paragraph 4, of Law no. 16/2001 (Legal Framework for the Operation of Games of Chance), both parties agree to execute this agreement.

First Clause
Amendment
Clauses 8 and 43 of the Gaming Concession Agreement entered into between the Macau SAR and Wynn Resorts (Macau) S.A., on June 24, 2002, as amended on September 8, 2006, are amended as follows:
“Clause 8 – Term of the Concession
One. The term of the present concession is extended until December 31, 2022.
Two. (No changes).

Clause 43 – Reversion of the casinos and gaming equipment and tools
One. On December 31, 2022, unless the concession ends before this date, the casinos, as well as the gaming equipment and tool, even if located outside the casinos, are freely and automatically reverted to the Macau SAR, and the concessionaire undertakes to deliver them in a good conservation and functioning order, without prejudice of the normal usage wear as per the terms of the present concession agreement, and free of any encumbrances.
Two. The concessionaire undertakes to deliver the assets referred to in the previous paragraph and to sign the legal documentation indicated by the government.
Three. (No changes).
Four. (No changes).
Five. (No changes).
Six. (No changes).”

Second Clause
Addition
Clauses 9-A, 43-A and 63-A are added with the following wording:

“Clause9-A – Authorized locations for the operation of games of chance

The concessionaire is authorized to operate games of chance or other games in the following locations:
1)“Wynn Macau Casino”, located at Rua Cidade de Sintra, NAPE, Macau;
2)“Wynn Palace Casino”, located at Avenida da Nave Desportiva, Cotai, Macau.

Clause 43-A – Casinos
One. Pursuant to article 40 of Law no. 16/2001 and clause 43 of this agreement, the following casinos of the concessionaire shall be reverted to the Macau SAR at the end of the concession, without compensation and free of any encumbrances:
1)– “Wynn Macau Casino”;
2)– “Wynn Palace Casino”.

Clause 63-A – Bank guarantee to secure the labor liabilities compliance

One. The concessionaire undertakes to provide a first demand bank guarantee, in the amount of no less than MOP$1,210,000,000.00, in favor of the Macau SAR, to secure the fulfillment of its labor liabilities upon the expiration of this agreement.
Two. The Macau SAR can, depending on the concessionaire’s actual number of total employees, demand the increase of the said bank guarantee.
Three. The concessionaire undertakes to conduct all due diligences and to fulfill all the obligations necessary to keep in force the first demand bank guarantee indicated in paragraph One.
Four. By the end of this agreement, should the concessionaire fail to satisfy the labor liabilities according to the timeline indicated by the Macau SAR, the latter can enforce the first demand bank guarantee indicated in paragraph One.
Five. The first demand bank guarantee referred to in paragraph One can only be cancelled if authorized by the Macau SAR.
Six. The costs connected to the issuance, maintenance and cancellation of the first demand bank guarantee referred to in paragraph One are fully borne by the concessionaire.”
Third Clause
Consideration for the extension

One. The consideration for the term extension of the gaming concession until December 31, 2022, is MOP$47,000,000.00, to be paid at the execution of this agreement.

Two. The concessionaire undertakes to comply, in the following three months after the execution of this agreement, the obligations indicated in clause 63-A, added pursuant to the second clause of this agreement.
Fourth Clause
Undertaking
For the purposes of executing this agreement, the concessionaire and the concessionaire of the land where the casinos referred to in clause 43-A of the Gaming Concession Agreement, as amended by this agreement, are located, executed documents, undertaking the reversion of the casinos to the Macau SAR, pursuant to Law no. 16/2001, as amended, and pursuant to the Gaming Concession Agreement, as amended by this agreement. The scope of the casinos is set out in such documents.
Fifth Clause
Other contractual clauses
The remaining clauses of the Gaming Concession Agreement are kept unchanged.
Sixth Clause
Implementation
This agreement is implemented on the execution day.

/s/ HO Iat Seng
/s/ CHEN Chih Ling Linda
/s/ Ian Michael COUGHLAN

June 23, 2022